Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292492

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2026

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 9, 2026)

Ideal Power Inc.

Shares of Common Stock

We are offering           shares of our common stock, par value $0.001 per share.

In a concurrent private placement (the “Concurrent Placement”) pursuant to a securities purchase agreement with the purchasers in this offering, we are offering to each purchaser, with respect to the purchase of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants. Each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share. The purchase price of each pre-funded warrant in the Concurrent Placement will be equal to the price per share of common stock in this offering, minus the exercise price of $0.001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants and the shares of common stock issuable upon exercise of the pre-funded warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Concurrent Placement, if any pre-funded warrants are sold to purchasers in this offering, is expected to close concurrently with this offering and on substantially the same terms and conditions as this offering. See “Concurrent Private Placement” beginning on page S-13 of this prospectus supplement for additional information with respect to the Concurrent Placement. This offering is not conditioned on the closing of the Concurrent Placement and we cannot assure you that the Concurrent Placement will be completed.

Certain of our executive officers, directors and employees, including David Somo, our Chief Executive Officer and director, have indicated an interest in purchasing shares of our common stock in this offering at the public offering price. However, indications of interest are not binding agreements or commitments to purchase and such persons may determine to not purchase any shares in this offering. In addition, the underwriters could determine to sell fewer shares to such persons than they have indicated an interest in purchasing or could determine not to sell any shares to such persons.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “IPWR.” On February 20, 2026, the last reported sale price of our common stock on Nasdaq was $3.57 per share.

As of February 20, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $43.8 million, based on the closing price of our common stock as reported on Nasdaq on February 2, 2026, as calculated in accordance with General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. See “Risk Factors” on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents which are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to Ideal Power Inc., before expenses	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.

Delivery of the securities is expected to be made on or about February      , 2026. We have granted the underwriter an option for a period of 30 days to purchase an additional      shares of our common stock to cover over-allotments, if any, of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. The purchase price to be paid by the underwriter per additional share of common stock will be $       , less the underwriting discount. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $       , and the total proceeds to us, before expenses, will be $       .

Sole Bookrunner

Titan Partners

a division of American Capital Partners

The date of this prospectus supplement is                 , 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 under the Securities Act, that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. This prospectus supplement and the accompanying prospectus do not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: we have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses outside of the United States.

This prospectus supplement and the accompanying prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” “Ideal Power” and the “Company” are to Ideal Power Inc. The term “you” refers to a prospective investor.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, these include statements relating to future actions, prospective products, applications, customers, technologies, future performance or results of anticipated products, expenses, and financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our history of losses;

●	our ability to generate revenue;

●	our limited operating history;

●	the size and growth of markets for our technology;

●	our ability to continue as a going concern;

●	regulatory developments that may affect our business;

●	our ability to successfully develop new products and the expected performance of those products;

●

the performance of third-party consultants and service providers whom we have and will continue to rely on to assist us in development and commercialization of our B-TRAN® and related packaging and drive circuitry;

●	the rate and degree of market acceptance for our B-TRAN® and current and future B-TRAN® products;

●	the time required for third parties to redesign, test and certify their products incorporating our B-TRAN®;

●	our ability to successfully commercialize our B-TRAN® technology;

●	our ability to secure strategic partnerships with semiconductor fabricators and others related to our B-TRAN® technology;

●	our ability to obtain, maintain, defend and enforce intellectual property rights protecting our technology;

●	the success of our efforts to manage cash spending, particularly prior to the commercialization of our B-TRAN® technology at scale;

●	trade protectionism, tariffs, and other barriers to trade that impact the availability or cost of the raw materials and components used in our products;

●	general economic conditions and events, including inflation, and the impact they may have on us and our potential partners and licensees;

●	our dependence on the global supply chain and the impacts of supply chain disruptions;

●	our ability to obtain adequate financing in the future, if and when we need it;

●	changes in management and the board of directors, and our reliance on key personnel;

●	the impact of global health pandemics on our business, financial condition and results of operations;

●	our success at managing the risks involved in the foregoing items; and

●

other factors discussed in this in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, which is incorporated by reference herein, and our other filings with the SEC.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein. You should not place undue reliance on these forward-looking statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, which are incorporated by reference herein and therein. Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Company Overview

Ideal Power is located in Austin, Texas. We are solely focused on the further development and commercialization of our Bidirectional bipolar junction TRANsistor (“B-TRAN®”) solid-state switch technology.

We are in the process of commercializing our B-TRAN® technology and have launched our first two commercial products, the discrete B-TRAN® and the SymCool® Power Module.

Recent Developments

Product Launches

Our first commercial product launch was the discrete B-TRAN®. This single B-TRAN® die packaged for electrical connection is designed to meet the very low conduction loss needs of the solid-state circuit protection and electric vehicle (“EV”) contactor markets.

Our second commercial product launch was the SymCool® Power Module. This multi-die B-TRAN® module is also designed to meet the very low conduction loss needs of the solid-state circuit protection and EV contactor markets.

Upon product launch, we design and build initial prototypes for testing and to solicit customer feedback. Based on the results of testing and customer feedback, we incorporate any necessary changes into the product design, build final prototypes and complete additional testing prior to full commercial release. To date, our customers have purchased prototypes in small quantities for evaluation and provided us feedback that has been incorporated into our final product designs. We expect significantly higher volume orders from customers once we secure a design win from them, and they start to build inventory in advance of launching their OEM products. For the products described above, we would expect the time from announcing a design win to the sale of the related OEM product to be roughly twelve to eighteen months, although it may vary considerably depending on the customer and application. We would expect a significantly longer design cycle for automotive applications. Design wins are expected to result in significant revenue growth for us over time as product life cycles tend to be relatively long for power electronics products as changing to another technology would require an OEM to redesign their product.

Development Agreement

In 2022, we announced, and began the first phase of, a product development agreement with Stellantis, a top 10 global automaker, for a custom B-TRAN® power module for use in the automaker’s EV drivetrain inverters in its next generation EV platform. In the first phase of the program, we provided packaged B-TRAN® devices, test kits and technical data to Stellantis for their evaluation. In 2023, we secured, and began the second phase of, this program. In the second phase of the program, we collaborated with Stellantis and the program partners, including both the program’s packaging company and the organization building the initial drivetrain inverter, to supply B-TRAN® devices for integration into the custom power module and inverter designs. Also, as part of the second phase of the program, we provided Stellantis a comprehensive test plan for the testing required to achieve certification to automotive standards for B-TRAN®. The test plan was subsequently approved as submitted. In 2024, we successfully completed the second phase of the program. In August 2025, we secured an order from Stellantis for custom development and packaged devices targeting multiple EV applications. We completed the first of five deliverables under this purchase order in 2025. Also in 2025, Stellantis informed us that they are prioritizing the EV contactor application over the drivetrain inverter application. We are currently working to complete the remaining deliverables under the 2025 purchase order and are engaged with Stellantis on a potential EV contactor program.

Customer Engagements

We have announced several engagements and/or initial orders with large companies, including Stellantis and other global automakers, Forbes Global 500 diverse power management market leaders, global tier 1 automotive suppliers, circuit protection market leaders, inverter / energy storage market leaders and others. These companies intend to test and evaluate, or are already in the process of testing and evaluating, our technology for use in their applications. These engagements could lead to future design wins or custom development agreements. We also announced agreements with multiple distribution partners. We may add other distribution partners in the future. Recently, we signed a letter of intent with a power module maker in Asia to manufacture and offer B-TRAN®-based power modules for sales to their customers. We may engage with other power module manufacturers or others in the power semiconductor ecosystem in the future to further expand the channels to market for products incorporating our technology.

First Design Win

In late 2024, we announced our first design win for solid-state circuit breakers (“SSCBs”) with one of the largest circuit protection equipment manufacturers in Asia serving the data center, renewable energy, energy storage, EV and other industrial markets. In connection with this design win, we entered into a joint development agreement for a SSCB product incorporating multiple B-TRAN® devices. The agreement included the product design, prototype builds and testing of the SSCB. We completed our deliverables, including SSCB prototypes, under this agreement in the first quarter of 2025. In the third quarter of 2025, the customer successfully completed their testing of updated SSCB prototypes that included enhancements requested by the customer. The customer plans on gathering feedback on this new product from their end customers ahead of product launch. In February 2026, we entered into a multi-year strategic cooperation agreement with this customer for the design, development and worldwide sales of circuit protection solutions including SSCBs, battery disconnect units and EV contactors featuring B-TRAN®. We expect to announce additional design wins and/or custom development agreements with this customer and/or other customers in 2026.

Intellectual Property

We rely on a combination of patents, trade secrets, laws that protect intellectual property, confidentiality procedures and contractual restrictions with our employees and others to establish and protect our intellectual property rights. Our first B-TRAN® patent was issued in 2015 and our patents generally have a 20-year life from the date of initial filing prior to expiration. We expect to continue to build our patent estate for our B-TRAN® technology and other technological developments that broaden the scope of our technology platform. In addition, we treat the proprietary dual-sided wafer fabrication process we developed to produce B-TRAN® wafers as a trade secret. As of January 31, 2026, we had 52 U.S. and 48 foreign issued patents as well as 78 additional pending U.S. and international patent applications on our B-TRAN® technology.

Corporate Information

We were formed in Texas on May 17, 2007 and converted to a Delaware corporation on July 15, 2013. Our principal executive offices are located at 5508 Highway 290 West, Suite 120, Austin, Texas 78735 and our telephone number is (512) 264-1542. Our website address is www.idealpower.com. The foregoing website address is provided as an inactive textual reference only. The information provided on our website (or any other website referred to in this prospectus supplement or the accompanying prospectus) is not part of this this prospectus supplement or the accompanying prospectus and is not incorporated by reference as part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	shares of common stock

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriter exercises in full its option to purchase additional shares of our common stock).

Underwriters’ option to purchase additional shares

We have granted the underwriter an option to purchase up to an additional          shares of common stock at the public offering price, less the underwriting discounts and commissions. This option is exercisable, in whole, or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $ million, or $ million if the underwriter exercises its option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (and to receive net proceeds of approximately $ million in the Concurrent Placement). We currently intend to use the net proceeds from this offering and the Concurrent Placement, if any, to advance commercialization of B-TRAN®, including customer design-ins, custom development programs, and initial production ramp with strategic partners, and for general corporate and working capital purposes. See “Use of Proceeds.”

Risk Factors

Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement and the risk factors described in the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on Nasdaq under the symbol “IPWR.”

Concurrent Placement

In the Concurrent Placement, we are also offering pre-funded warrants to purchase up to an aggregate of     shares of our common stock. Each pre-funded warrant will have an exercise price of $0.001 per share, will be exercisable commencing on the date of this offering and will expire when it is exercised in full. The pre-funded warrants and the shares of common stock issuable upon exercise of the pre-funded warrants are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Unless otherwise indicated, all information in this prospectus supplement relating to the number of shares of our common stock to be outstanding immediately after this offering is based on 8,583,534 shares of common stock outstanding as of February 10, 2026, and excludes, in each case, as of that date:

●	340,383 shares of our common stock issuable upon exercise of outstanding options at a weighted-average exercise price of $6.46 per share;

●	739,134 shares of our common stock issuable upon the vesting of restricted stock units under our Amended & Restated 2013 Equity Incentive Plan (as amended, the “2013 Plan”);

●	407,438 shares of our common stock issuable upon the vesting of performance stock units under our 2013 Plan;

●	shares of our common stock issuable upon the exercise of our outstanding pre-funded warrants to purchase 653,827 shares of our common stock at an exercise price of $0.001 per share; and

●	81,274 shares of common stock available for future grant under our 2013 Plan.

●	pre-funded warrants to purchase up to an aggregate of shares of our common stock issued in the Concurrent Placement.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase up to an additional         shares of our common stock or any exercise of outstanding options or warrants subsequent to February      , 2026, including any pre-funded warrants issued in the Concurrent Placement.

Certain of our executive officers, directors and employees, including David Somo, our Chief Executive Officer and director, have indicated an interest in purchasing shares of our common stock in this offering at the public offering price. However, indications of interest are not binding agreements or commitments to purchase and such persons may determine to not purchase any shares in this offering. In addition, the underwriters could determine to sell fewer shares to such persons than they have indicated an interest in purchasing or could determine not to sell any shares to such persons.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein and therein. If any of the risks described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Common Stock

We have broad discretion in the use of the net proceeds from this offering and the Concurrent Placement and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and the Concurrent Placement, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply these proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering and the Concurrent Placement or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the book value of the common stock that you purchase. You will experience further dilution if we issue additional equity securities in the future.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Our net tangible book value as of December 31, 2025 was approximately $5.2 million, or $0.61 per share of our common stock, based on 8,537,387 shares of common stock outstanding on December 31, 2025. Based on the public offering price of $         per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025, would have been approximately $        million, or approximately $       per share of our common stock. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $       per share of common stock purchased. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options may be exercised, settled or converted or other shares issued, investors purchasing our common stock in this offering may experience further dilution. See “—Shares eligible for future sale, including warrants and options exercisable into shares of our common stock, may cause dilution to our existing stockholders and may adversely affect the market for our common stock.” In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. See “—Raising additional capital may cause dilution to you or our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.” Furthermore, if the underwriter exercises its option to purchase additional shares or we consummate the Concurrent Placement and the pre-funded warrants issued in the Concurrent Placement are exercised, you will also incur additional dilution.

Shares eligible for future sale, including warrants and options exercisable into shares of our common stock, may cause dilution to our existing stockholders and may adversely affect the market for our common stock.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

At December 31, 2025, we had 8,537,387 shares of common stock outstanding and 653,827 pre-funded warrants with an exercise price of $0.001 that are included in our computation of basic earnings per share. Shares beneficially owned by our affiliates, if any, and employees are subject to volume and other restrictions under Rules 144 and 701 under the Securities Act, various vesting agreements, our insider trading policy and/or any applicable 10b5-1 trading plan. Shares that are not beneficially owned by our affiliates and employees generally can be freely sold in the public market, subject in some cases to restrictions under Rule 144.

At December 31, 2025, we had 1,373,809 potentially dilutive shares outstanding, exclusive of pre-funded warrants to purchase shares of common stock that are considered outstanding common shares (including pre-funded warrants to purchase          shares of common stock issued in the Concurrent Placement) and included in our computation of basic earnings per share, and we may grant additional options, restricted stock units, performance stock units, other stock-based awards and/or warrants in the future. The holders of vested options or warrants, including pre-funded warrants, may exercise their options and/or warrants and sell a large number of shares. Any sale of a substantial number of shares of our common stock may have a material adverse effect on the market price of our common stock.

We, our executive officers and directors have agreed, subject to specified exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), or any other securities so owned convertible into or exercisable or exchangeable for the shares of common stock or publicly announce the intention to do any of the foregoing, whether any such transaction is to be settled by delivery of the shares of common stock or such other of our securities, in cash or otherwise.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

These lock-up agreements affect approximately 152,000 shares of our common stock currently outstanding as of the date of this prospectus supplement. Sales of stock by any of our executive officers or directors could have a material adverse effect on the trading price of our common stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. As a result, only appreciation in the price of our common stock, which may never occur, will provide a return to stockholders. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

Raising additional capital, if necessary, may cause dilution to you or our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and licensing arrangements. To the extent that we raise additional capital through the sale or issuance of equity, warrants or convertible debt securities, your ownership interest and the ownership interest of our existing stockholders will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder. If we raise capital through debt financing, it may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships or licensing agreements with third parties, we may have to relinquish valuable rights to our technologies, or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds if and when needed, we may be required to delay, limit, reduce or terminate our development and commercialization efforts.

The public market for our common stock may be volatile. This may affect the ability of our investors to sell their shares as well as the price at which they sell their shares.

The market price for our shares has experienced significant price and volume fluctuations. We cannot predict whether the price of our common stock will rise or fall. Our stock price may be significantly affected by factors such as, among others:

●	variations in the volume of trading activity;

●	actual or anticipated fluctuations in our liquidity, financial condition and operating results;

●	quarterly and yearly operating results compared to market expectations;

●	quarterly and yearly operating results of other companies in our industry compared to market expectations;

●	general trends in markets we expect to serve;

●	competition from existing products or new products that may emerge;

●	future announcements concerning our business or our competitors’ businesses;

●	additions or departures of key management or other technical personnel;

●	the public’s reaction to our press releases, other public announcements and filings with the SEC;

●	issuances or sales, or expected issuances or sales of our capital stock, including in connection with this offering;

●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	litigation involving us, our general industry or both; and

●	changes in state or federal regulations affecting us and our industry.

Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our common stock. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $       million (or approximately $       million if the underwriter exercise its option to purchase additional shares in full). We estimate the net proceeds to us from the Concurrent Placement, after deducting the placement agent fees and estimated offering expenses payable by us, will be approximately $       million.

We currently intend to use the net proceeds from this offering and the Concurrent Placement, if any, to advance commercialization of B-TRAN®, including customer design-ins, custom development programs, and initial production ramp with strategic partners, and for general corporate and working capital purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2025 on:

●	an actual basis; and

●

an as adjusted basis to reflect, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, (i) the sale by us of        shares of our common stock in this offering (assuming no exercise of the underwriter’s option to purchase additional shares of our common stock) at the public offering price of $     per share, and (ii) the sale and exercise of pre-funded warrants issued in the Concurrent Placement to purchase         shares of our common stock at $       per pre-funded warrant.

	As of September 30, 2025
	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$8,394,113	$
Total liabilities	2,152,197
Stockholders’ equity
Common stock, $0.001 par value; 50,000,000 shares authorized; 8,512,724 shares issued and 8,511,403 shares outstanding, actual; shares issued and shares outstanding, as adjusted	8,513
Additional paid-in capital	126,226,240
Treasury stock, at cost	(13,210)
Accumulated deficit	(116,147,702)
Total stockholders’ equity	10,073,841
Total liabilities and stockholders’ equity	$12,226,038	$

DILUTION

If you invest in the shares of our common stock in this offering, your ownership interest will be immediately diluted. Dilution represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as further adjusted net tangible book value per share of our common stock immediately after this offering. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of December 31, 2025, we had a net tangible book value of approximately $5.2 million, or $0.61 per share of our common stock, based upon 8,537,387 shares of our common stock outstanding as of that date.

After giving effect to the sale of         shares of common stock in this offering at the public offering price of $     per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $     million, or approximately $     per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $     per share to our existing stockholders and an immediate dilution of $     per share to investors participating in this offering at the public offering price.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors (assuming the underwriter does not exercise in full its option to purchase additional shares):

Public offering price per share		$
Net tangible book value per share as of December 31, 2025	$5,189,623
Increase in as adjusted net tangible book value per share attributable to new investors
As adjusted net tangible book value per share after giving effect to this offering
Dilution per share to investors in this offering		$

If the underwriter exercises in full its option to purchase additional         shares of common stock at the public offering price of $     per share, the as further adjusted net tangible book value after this offering would be $     per share, representing an increase in as adjusted net tangible book value of $     per share to existing stockholders and immediate dilution in as adjusted net tangible book value of $     per share to investors in this offering at the public offering price.

The table and discussion above is based on 8,537,387 shares of common stock outstanding as of December 31, 2025, and excludes, in each case, as of that date:

●	370,814 shares of our common stock issuable upon exercise of outstanding options at a weighted-average exercise price of $7.48 per share;

●	645,557 shares of our common stock issuable upon the vesting of restricted stock units under our 2013 Plan;

●	357,438 shares of our common stock issuable upon the vesting of performance stock units under our 2013 Plan;

●	653,827 shares of our common stock issuable upon the exercise of our outstanding pre-funded warrants to purchase shares of our common stock at an exercise price of $0.001 per share;

●	240,567 shares of common stock available for future grant under our 2013 Plan; and

●	pre-funded warrants to purchase up to an aggregate of shares of our common stock issued in the Concurrent Placement.

To the extent that outstanding options and warrants (including pre-funded warrants, if any, issued in the Concurrent Placement), are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, warrants or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, such as the terms of the agreements governing our indebtedness, general business conditions, and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

We are offering           shares of our common stock.

Common Stock

See “Description of Capital Stock” in the accompanying prospectus for a description of the material terms of our common stock.

CONCURRENT PLACEMENT

In the Concurrent Placement, we are also offering to investors in this offering for whom the purchase of additional shares of common stock would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants to purchase up to an aggregate of          shares of our common stock.

The pre-funded warrants and the shares of common stock issuable upon exercise of the pre-funded warrants are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Accordingly, the pre-funded warrants and/or the shares issuable upon exercise of the pre-funded warrants may only be sold pursuant to an effective registration statement under the Securities Act covering the resale of those securities, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. As part of the Concurrent Placement, we have agreed to register for resale the shares issuable upon exercise of the pre-funded warrants.

If any pre-funded warrants are sold in the Concurrent Placement. the Concurrent Placement is expected to close concurrently with this offering and on substantially the same terms and conditions as this offering. This offering is not conditioned on the closing of the Concurrent Placement and we cannot assure you that the Concurrent Placement will be completed.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered in the Concurrent Placement is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K, if any pre-funded warrants are sold in the Concurrent Placement.

Duration and Exercise Price

Each pre-funded warrant will have an exercise price of $0.001 per share. The pre-funded warrants will be exercisable commencing on the date of issuance and may be exercised until they are exercised in full. The pre-funded warrants may be transferred immediately and will be issued in certificated form only.

Exercise Price Adjustments

The exercise price of the pre-funded warrants will be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Exercisability

The pre-funded warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder prior to the issuance of any pre-funded warrants, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding shares of our common stock or 50% or more of the voting power of our common equity, any purchase offer, tender offer or exchange offer that has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of our common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer; provided, however, if the transfer of the pre-funded warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, we may require, as a condition of allowing such transfer, that the holder or transferee of the pre-funded warrant, as the case may be, agrees in writing to be bound by the provisions of the transferred pre-funded warrant.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established public trading market for the pre-funded warrants, and we do not expect such a market to develop. We do not intend to apply to list the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Right as a Stockholder

Except as otherwise provided in pre-funded warrants or by virtue of a holder’s ownership of shares of our common stock, such holder of pre-funded warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s pre-funded warrants. The pre-funded warrants will provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The pre-funded warrants may be modified or amended or the provisions of such pre-funded warrants waived with the written consent of the Company and the holder of the applicable pre-funded warrants.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder.

Accordingly, this summary is not intended to be, and should not be construed as, legal or tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary.

Authorities

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal tax considerations different from those summarized below.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of shares of our common stock acquired pursuant to this prospectus supplement that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “Non-U.S. holder” means a beneficial owner of shares of our common stock acquired pursuant to this prospectus supplement that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). A Non-U.S. Holder should review the discussion under the heading “Non-U.S. Holders” below for more information.

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as: banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies, real estate investment trusts, government organizations or tax-exempt organizations; persons that own, or are deemed to own, more than five percent of our capital stock (collectively with any other interests treated as capital stock for tax purposes, such as pre-funded warrants); U.S. expatriates or former long-term residents of the U.S.; persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code; persons holding shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding shares of our common stock as a result of a constructive sale; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired shares of our common stock in connection with the exercise of employee stock options or otherwise as consideration for services; or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

If an entity classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such owner or entity. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum, or non-U.S. tax consequences to holders of the acquisition, ownership and disposition of shares of our common stock. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

U.S. Holders

Distributions on Shares of Our Common Stock

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future, such distributions made on shares of our common stock generally would be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurred. Dividends received by certain non-corporate U.S. Holders may be eligible for taxation at preferential rates provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits would be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the shares and thereafter as capital gain from the sale or exchange of such shares, which would be taxable according to rules discussed under the heading “Sale or Other Taxable Disposition of Shares of Our Common Stock,” below. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale or Other Taxable Disposition of Shares of Our Common Stock

Upon the sale, other taxable disposition of shares of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the shares of our common stock sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the shares of our common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for taxation at preferential rates. Deductions for capital losses are subject to limitations under the Code.

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from the disposition of property (other than property held in certain trades or businesses). U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of shares of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of our common stock and to the proceeds of a sale of shares of our common stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Distributions on Shares of Our Common Stock

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future on our common stock, such distributions would be subject to U.S. federal income tax in the manner described below.

Cash distributions on shares of our common stock generally would constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles as of the end of our taxable year in which the distribution occurred. Distributions in excess of current and accumulated earnings and profits would be applied against and reduce a Non-U.S. Holder’s tax basis in shares of our common stock, to the extent thereof, and any excess would be treated as capital gain realized on the sale or other disposition of the shares, as the case may be, and subject to tax in the manner described under the heading “Sale or Other Taxable Disposition of Shares of Our Common Stock,” below.

Any dividends paid to a Non-U.S. Holder with respect to shares of our common stock that constitute dividends under the rules described above generally would be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the U.S. and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder, would not be subject to this withholding tax, but instead would be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. A Non-U.S. Holder generally must deliver an IRS Form W-8ECI certifying under penalties of perjury that such dividends are effectively connected with a U.S. trade or business of the holder in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of shares of our common stock who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) with respect to dividends received generally must (i) complete an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

The certification requirements described above must be satisfied prior to the payment of dividends and may be required to be updated periodically. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares of Our Common Stock

In general, a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of such shares of our common stock , unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the U.S. and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder (in which case, the special rules described below apply), (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the U.S. for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S., or (iii) subject to certain exceptions, we are or have been a “U.S. real property holding corporation,” as such term is defined in Section 897(c) of the Code, during the shorter of the five-year period ending on the date of disposition or the holder’s holding period of our shares of our common stock .

We believe we currently are not, and do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Any gain described in (i) above will be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder on the shares of our common stock and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information sharing agreement. In addition, dividends paid to a Non-U.S. Holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the U.S. or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation commonly referred to as the Foreign Account Tax Compliance Act and associated guidance, or FATCA, generally will impose a 30% U.S. federal withholding tax on any “withholdable payment” (as defined below) paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements, or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Under final regulations and other current guidance, “withholdable payments” generally include dividends on shares of our common stock, and (subject to the proposed Treasury regulations discussed below) the gross proceeds of a disposition of shares of our common stock. Proposed Treasury regulations eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. Investors are urged to consult their own tax advisors regarding the possible application of these rules to their investment in shares of our common stock.

UNDERWRITING

We intend to enter into an underwriting agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC, or the underwriter, with respect to the securities subject to this offering.

Subject to certain conditions, we have agreed to sell to the underwriter such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

Underwriter	Number of shares of common stock
Titan Partners Group LLC, a division of American Capital Partners, LLC
Total:

The underwriting agreement will provide that the underwriter is obligated to purchase all of the securities offered by this prospectus supplement, other than those covered by the over-allotment option, if any securities are purchased. The underwriter is offering the shares when, as and if issued to and accepted by it, subject to a number of conditions. These conditions include, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect and that no proceedings for this purpose have been initiated or threatened by the SEC. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

In connection with the offering, the underwriter or certain of the securities dealers may distribute prospectuses electronically.

Over-allotment Option

We have granted a 30-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional        shares of our common stock on the same terms as the other shares being purchased by the underwriter from us, underwriting discounts and commissions to cover over-allotments, if any. The underwriter may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, the underwriter must purchase a number of additional shares approximately proportionate to its initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Discounts, Commissions and Expenses

The underwriter proposes to offer the securities purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the securities to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be      % of the gross proceeds of this offering, or $      per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to pay a cash fee of      % of the aggregate gross proceeds from the sale of pre-funded warrants in the Concurrent Placement to the underwriter in its capacity as placement agent in the Concurrent Placement.

The following table shows the per share price and total underwriting discounts and commissions to be paid to the underwriter in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock.

Total without
	Per Share of	Exercise of	Exercise of
	Common	Over-allotment	Over-allotment
	Stock	Option	Option
Public Offering Price	$	$	$
Underwriting discount (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Represents an underwriting discount of % of the public offering price.

We have agreed to reimburse the underwriter for up to $125,000 of the underwriter’s reasonable and accountable out-of-pocket expenses relating to the offering, including up to $100,000 for the fees and expenses of the underwriter’s outside legal counsel. We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $        . All fees already paid shall be reimbursable to us to the extent not actually incurred.

Lock-up Agreements

We have agreed with the underwriter that we will not, without the prior consent of Titan Partners Group LLC, a division of American Capital Partners, LLC, directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, or otherwise dispose of or enter into any transaction which may result in the disposition of any shares of common stock or securities convertible into, exchangeable or exercisable for any shares of common stock (excluding the exercise of certain warrants and or options currently outstanding and exercisable) for a period of 90 days after the closing of this offering.

Our executive officers and directors have agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any shares of our common stock, subject to specified limited exceptions, for 90 days after the closing of this offering without the prior written consent of Titan Partners Group LLC, a division of American Capital Partners, LLC.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Stabilization

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our shares of common stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than it is obligated to purchase under the underwriting agreement, creating a short position in our shares of common stock. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price per share the underwriter may bid for, and purchase, shares in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more than could be covered by the over-allotment option, or a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Finally, the underwriter may bid for, and purchase, shares in market making transactions, including “passive” market making transactions as described below.

The foregoing transactions may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on Nasdaq immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●

a passive market maker may not effect transactions or display bids for our shares and or warrants in excess of the highest independent bid price by persons who are not passive market makers; net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our shares during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriter does not expect sales to discretionary accounts to exceed five percent of the total number of shares of common stock offered.

Listing

Our shares of common stock are listed on Nasdaq under the symbol “IPWR.”

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships

The underwriter has informed us that it does not expect to confirm sales of our shares offered by this prospectus supplement to any accounts over which it exercises discretionary authority. The underwriter and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. In addition, the underwriter is serving as our sole placement agent in connection with the Concurrent Placement. In the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon by Perkins Coie LLP. McGuireWoods LLP will act as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements of Ideal Power Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this prospectus supplement, have been so incorporated by reference in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file with, or furnish to, the SEC reports including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge on our corporate website, www.idealpower.com, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Copies of any materials we file with the SEC can be obtained at www.sec.gov. The foregoing website addresses are provided as inactive textual references only. The information provided on our website (or any other website referred to in this prospectus supplement or the accompanying prospectus) is not part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference as part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on June 13, 2025 and November 3, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 21, 2013 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 31, 2020).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: Ideal Power Inc., 5508 Highway 290 West, Suite 120, Austin, Texas 78735, phone: (512) 264-1542.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $50,000,000 in the aggregate of common stock, preferred stock, warrants and units, in any combination. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IPWR.” On December 29, 2025, the last reported sale price of our common stock on Nasdaq was $2.90 per share.

As of December 29, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $43.4 million, based on the closing price of our common stock as reported on Nasdaq on November 3, 2025, as calculated in accordance with General Instruction I.B.6 of Form S-3. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell any securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus, and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference” before you make an investment decision

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated by Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” “Ideal Power” and the “Company” are to Ideal Power Inc. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements regarding our future financial performance, business condition and results of operations and pursuing additional government funding. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. In particular, these include statements relating to future actions, prospective products, applications, customers, technologies, future performance or results of anticipated products, expenses, and financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our history of losses;

●	our ability to generate revenue;

●	our limited operating history;

●	the size and growth of markets for our technology;

●	our ability to continue as a going concern;

●	regulatory developments that may affect our business;

●	our ability to successfully develop new products and the expected performance of those products;

●

the performance of third-party consultants and service providers whom we have and will continue to rely on to assist us in development and commercialization of our B-TRAN® and related packaging and drive circuitry;

●	the rate and degree of market acceptance for our B-TRAN® and current and future B-TRAN® products;

●	the time required for third parties to redesign, test and certify their products incorporating our B-TRAN®;

●	our ability to successfully commercialize our B-TRAN® technology;

●	our ability to secure strategic partnerships with semiconductor fabricators and others related to our B-TRAN® technology;

●	our ability to obtain, maintain, defend and enforce intellectual property rights protecting our technology;

●	the success of our efforts to manage cash spending, particularly prior to the commercialization of our B-TRAN® technology at scale;

●	trade protectionism, tariffs, and other barriers to trade that impact the availability or cost of the raw materials and components used in our products;

●	general economic conditions and events, including inflation, and the impact they may have on us and our potential partners and licensees;

●	our dependence on the global supply chain and impacts of supply chain disruptions;

●	our ability to obtain adequate financing in the future, if and when we need it;

●	changes in management and the board of directors, and our reliance on key personnel;

●	the impact of global health pandemics on our business, financial condition and results of operations;

●	our success at managing the risks involved in the foregoing items; and

●

other factors discussed in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, which is incorporated by reference herein, and our other filings with the SEC.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

OUR COMPANY

Ideal Power was formed in Texas in May 2007 and converted to a Delaware corporation in July 2013. We are focused on the further development and commercialization of our B-TRAN® solid-state switch technology.

Our principal executive offices are located at 5508 Highway 290 West, Suite 120, Austin, Texas 78735 and our telephone number is (512) 264-1542. Our website address is www.idealpower.com. The foregoing website address is provided as an inactive textual reference only. The information provided on our website (or any other website referred to in this prospectus) is not part of this this prospectus and is not incorporated by reference as part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among other things, repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our certificate of incorporation, as amended to date (our “certificate of incorporation”), our certificate of designation of preferences, rights and limitations of Series A convertible preferred stock (our “certificate of designation”), our bylaws, as amended to date (our “bylaws”), and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This summary is not complete. You should read our certificate of incorporation (including the certificate of amendment thereto), our certificate of designation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

Our certificate of incorporation provides that we may issue up to 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. 3,000,000 shares of our authorized preferred stock have been designated as Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). As of December 26, 2025, we had outstanding 8,527,722 shares of common stock and no shares of preferred stock.

Common Stock

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors, which means that the holders of a majority of the outstanding shares of our common stock will be entitled to elect all of the directors standing for election.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors (our “Board”) out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The shares of common stock are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

General

Our certificate of incorporation provides that our Board has the authority, without any further action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock.

Series A Preferred Stock

On February 23, 2017, we filed a certificate of designation with the Secretary of State of the State of Delaware creating our Series A Preferred Stock and establishing the designations, preferences, and other rights of the Series A Preferred Stock, which became effective upon filing. Our Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. Our Series A Preferred Stock has a stated value of $2.535. Holders of Series A Preferred Stock are entitled to receive dividends declared or paid on our common stock. The holders of the Series A Preferred Stock do not have the right to vote on any matter except to the extent required by Delaware law. There are no shares of Series A Preferred Stock outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

Provisions of Delaware law and our charter documents could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of our Company that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by the Board and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of additional shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Blank Check Preferred Stock. As noted above, our certificate of incorporation allows our Board to fix the designation, powers, preferences and rights of the shares of each series of preferred stock and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

No Stockholder Action by Written Consent. Our certificate of incorporation expressly prohibits stockholders from acting by written consent. This means that stockholders may only act at annual or special meetings.

Vacancies. Our certificate of incorporation and bylaws provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may only be called by the chairman of the Board, the chief executive officer, or the Board at any time and for any purpose or purposes as shall be stated in the notice of the meeting, and shall be called by the secretary upon the written request of the holders of record of at least 25% of the outstanding shares of common stock. This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting. Therefore, stockholders holding less than 25% of the issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our certificate of incorporation and bylaws have advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. The business to be conducted at a meeting will be limited to business properly brought before the meeting, in accordance with our certificate of incorporation and bylaws. Failure to follow the procedures set forth in our certificate of incorporation and bylaws will result in the chairman of the meeting disregarding the nomination or declaring that the proposed business will not be transacted.

Exclusive Forum

Under our bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of our Company to our Company or our Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim arising pursuant to any provision of our certificate of incorporation or our bylaws or governed by the internal affairs doctrine.

In addition, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court of the United States), to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any claims arising under the Securities Act.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is EQ Shareowner Services.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPWR.”

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants.   The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related preferred stock or common stock will be separately transferable;

●	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special U.S. federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

●	directly to one or more purchasers;

●	through agents;

●	through dealers;

●	through underwriters;

●	through a combination of any of the above methods of sale; or

●	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on Nasdaq or any other organized market where the securities may be traded.  The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time.  We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay.  Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal.  The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.  The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities, and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof.  Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities.  Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts.  In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market.  Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.  Any of these activities may stabilize or maintain the market price of the securities above independent market levels.  Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Ideal Power Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated in this Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file with, or furnish to, the SEC reports including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and amendments to those reports pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge on our corporate website, www.idealpower.com, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Copies of any materials we file with the SEC can be obtained free of charge at www.sec.gov. The foregoing website addresses are provided as inactive textual references only. The information provided on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025, respectively;

●

our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 29, 2025 (only with respect to information required to be filed by Part III of our Annual Report on Form 10-K for the year ended December 31, 2024);

●	our Current Reports on Form 8-K filed with the SEC on June 13, 2025 and November 3, 2025; and

●	the description of our securities filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Ideal Power Inc.

5508 Highway 290 West, Suite 120

Austin, Texas, 78735

(512) 264-1542

Attention: Chief Financial Officer

Ideal Power Inc.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Titan Partners

a division of American Capital Partners

            , 2026